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                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                                 40 ROWES WHARF
                                BOSTON, MA 02110

                                                       January __, 2005

Investors Bank & Trust Company
Financial Product Services
200 Clarendon Street
Boston, Massachusetts 02116

Re: Amendment to the Custodian Agreement, dated August 1, 1991, by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC (formerly, Grantham, Mayo, Van Otterloo & Co.) ("GMO") and Investors Bank & Trust Company ("IBT"), as amended (the "Custodian Agreement") and the Amended and Restated Delegation Agreement, dated as of June 29, 2001, by and between IBT and GMO Trust, and on behalf of certain of its series of the Trust, as amended (the "Delegation Agreement").

Ladies and Gentlemen:

      GMO Trust hereby notifies you that it has established an additional series of shares, namely, the "GMO Alternative Asset Opportunity Fund" (the "New Fund"). The Trust (as defined in each of the Custodian Agreement and the Delegation Agreement) desires that you serve as (i) custodian of the assets of the New Funds under the terms of the Custodian Agreement and (ii) delegate with respect to the assets of the New Fund under the terms of the Delegation Agreement.

      If you agree to so serve as the custodian and delegate for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under each of the Custodian Agreement and the Delegation Agreement. This letter agreement shall constitute an amendment to each of the Custodian Agreement and the Delegation Agreement and, as such, a binding agreement among the Trust, GMO (only in the case of the Custodian Agreement) and you in accordance with its terms.

                                Sincerely,

                                GMO TRUST

                                By: ____________________________________
                                    Name: Elaine M. Hartnett
                                    Title: Vice President and Secretary

                                GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                                By: ____________________________________
                                    Name: Elaine M. Hartnett
                                    Title: Associate General Counsel

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Investors Bank & Trust Company                                  January __, 2005

The foregoing is hereby
accepted and agreed.

INVESTORS BANK & TRUST COMPANY

By: __________________________________
    Name:
    Title:

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